UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

Jensyn Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 West Main Street, , Suite 204, Freehold, New Jersey 07728
(Address of principal executive offices, including Zip Code)

(888) 536-7965

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 21, 2016, Jensyn Acquisition Corp. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the underwriters for the Company’s initial public offering have terminated their over-allotment option. In addition, the Company announced on April 21, 2016 that the holders of the Company’s units (the “Units”) may elect to separately trade the common stock, rights and warrants included in the Units commencing on or about April 25, 2016. Each Unit consists of one share of common stock, $0.0001 par value per share, one right to receive one-tenth (1/10) of a share of common stock automatically on the consummation of an initial business combination and one warrant to purchase one-half of one share of common stock. Those Units not separated will continue to trade on the NASDAQ Capital Market under the symbol “JSYNU,” and each of the common stock, rights and warrants are expected to separately trade on the NASDAQ Capital Market under the symbols “JSYNC,” “JSYNR” and “JSYNW,” respectively.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Jensyn Acquisition Corp. dated April 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2016

Jensyn Acquisition Corp.

By:	/s/ Jeffrey J. Raymond
Jeffrey J. Raymond
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Jensyn Acquisition Corp. dated April 21, 2016.

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